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                                                          EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 33-18962 and 333-5709 on Form S-3 and Registration Statement Nos. 33-91340 and 33-92918 on Form S-8 of Energy Conversion Devices, Inc., of our report dated September 28, 1996, appearing in this Annual Report on Form 10-K of Energy Conversion Devices, Inc. for the year ended June 30, 1996.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Detroit, Michigan

October 2, 1996